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                                                                    Exhibit (14)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated November 15, 2003, relating to the financial statements and financial highlights which appear in the September 30, 2002 Annual Report to Shareholders of the Loomis Sayles Growth Fund (a series of Loomis Sayles Funds II), which is also incorporated by reference into the Registration Statement. We further consent to the references to us under the headings "Financial Highlights", "Financial Statements" and "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
August 1, 2003

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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated February 13, 2003, relating to the financial statements and financial highlights which appear in the December 31, 2002 Annual Report to Shareholders of the CDC Nvest Large Cap Growth Fund (a series of CDC Nvest Funds Trust I), which is also incorporated by reference into the Registration Statement. We further consent to the references to us under the headings "Financial Highlights," "Financial Statements" and "Independent Accountants" in the Registration Statement. We also consent to the references to us under the headings "Financial Performance" and "Independent Accountants" in the Prospectus and Statement of Additional Information of CDC Nvest Equity Funds dated May 1, 2003 which are incorporated by reference into the Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
August 1, 2003